     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2000,
                                                      REGISTRATION NO. 333-37984



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              DEMANDSTAR.COM, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 FLORIDA                                  59-3590973
     -------------------------------                ----------------------
     (STATE OR OTHER JURISDICTION OF                    (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)


                          1551 SANDSPUR ROAD, SUITE B
                            MAITLAND, FLORIDA 32751
                    ----------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


         DEMANDSTAR.COM, INC. 1999 EMPLOYEE INCENTIVE COMPENSATION PLAN
                           -------------------------
                           (FULL TITLE OF THE PLANS)


                                  O. F. RAMOS
                            CHIEF EXECUTIVE OFFICER
                              DEMANDSTAR.COM, INC.
                          1551 SANDSPUR ROAD, SUITE B
                            MAITLAND, FLORIDA 32751
                    ---------------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (407) 975-0000
         -------------------------------------------------------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    COPY TO:
                             SANDRA C. GORDON, ESQ.
                            GREENBERG TRAURIG, P.A.,
          111 NORTH ORANGE AVENUE, 20TH FLOOR, ORLANDO, FLORIDA 32801
                                 (407) 420-1000

                           --------------------------




         This Post Effective Amendment No. 1 to the Registration Statement is being filed to delete two of the signatories to the Registration Statement filed with the Securities and Exchange Commission on May 26, 2000 that were included in said Registration Statement in error. Accordingly, the signature blocks and signatures of Edward S. Jordan and William Knox North appearing on page II-4 of the Registration Statement are hereby deleted.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maitland, State of Florida on May 31, 2000.


                                          DemandStar.com, Inc.

                                          By: /s/ O. F. Ramos
                                             ----------------------------------
                                                  O. F. Ramos
                                                  President, Chief Executive
                                                  Officer and Director


         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




       SIGNATURE                                  TITLE                        DATE
       ---------                                  -----                        ----

/s/ O. F. Ramos                Chief Executive Officer, President and       May 31, 2000
--------------------------     Director (Principal Executive Officer)
O. F. Ramos


/s/ L. A. Gornto, Jr.          Executive Vice President, Chief Financial    May 31, 2000
--------------------------     Officer, Secretary, General Counsel and
L. A. Gornto, Jr.              Director (Principal Financial Officer)


*   Bernard B. Markey          Chairman of the Board and Director           May 31, 2000
--------------------------
Bernard B. Markey


*   Edward A. Moses            Director                                     May 31, 2000
--------------------------
Edward A. Moses



* By: /s/ O.F. Ramos
      ---------------------
      O. F. Ramos
      Attorney-in-Fact

* By: /s/ L. A. Gornto, Jr.
      ---------------------
      L. A. Gornto, Jr.
      Attorney-in-Fact